Exhibit 10.1
FORM OF AMENDED AND RESTATED
INDEMNIFICATION AGREEMENT
     This Amended and Restated Indemnification Agreement (“Agreement”) is made as of the 2nd day of November 2006 by and between Pac-West Telecomm, Inc., a California corporation (the “Company”), and _________(“Indemnitee”).
     WHEREAS, heretofore the Company and Indemnitee recognized the difficulty and expense to the Company in obtaining directors’ and officers’ liability insurance with limits that fully and adequately protects directors and officers against exposure that may arise from acts and omissions associated with providing service to the Company as an officer and\or director; and
     WHEREAS, heretofore the Company and Indemnitee further recognized the substantial increase in public awareness and concern with regard to corporate governance and decision making and the increase in corporate litigation in general, subjecting officers and directors to heightened and potentially expensive litigation risks; and
     WHEREAS, heretofore Indemnitee did not regard annually renewable insurance protection as adequate under all circumstances, and Indemnitee and other officers and directors of the Company were not willing to continue to serve as officers and directors without additional protection; and
     WHEREAS, heretofore the board of directors of the Company determined that it was in the best interests of the Company that it be able to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law; and
     WHEREAS, heretofore the Company and Indemnitee entered into an Indemnification Agreement in contemplation of the matters set forth in the preceding recitals and other considerations; and
     WHEREAS, the board of directors of the Company has determined, on the advice of its insurance representatives and legal counsel, that it remains in the best interests of the Company and its shareholders to indemnify its directors and officers on the terms and conditions set forth in this Amended and Restated Indemnification Agreement;
     NOW, THEREFORE, the Company and Indemnitee hereby agree as follows to amend and restate the previously existing indemnification agreement between them to read as follows:

1.	INDEMNIFICATION.

	(a)	THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee if Indemnitee is, was, or becomes a party to, witness, or other participant (in each capacity, “Participant”) or is threatened to be made a Participant to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or of a Subsidiary, by reason of any action or inaction on the part of Indemnitee while a director, officer, employee or agent of Company or of such Subsidiary. Such indemnification shall extend to, include and cover any and all expenses (including attorneys fees), judgments, fines and amounts paid in settlement (provided such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action or proceeding unless the company shall establish, in accordance with the procedures described in subsection 2(c) of this Agreement, that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDRE or its equivalent, shall not, of itself, create a presumption (i) that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (ii) with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful. In the event of a Change in Control (other than a Change in Control approved by a majority of the directors on the board of Company who were members of such board immediately prior to such Change in Control) the settlement approval referred to above shall be made by independent legal counsel selected by Indemnitee and approved by the Company which approval shall not be unreasonably withheld.

	(b)	PROCEEDINGS BY OR IN RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee if Indemnitee is, was or becomes a Participant or is threatened to be made a Participant to any threatened, pending or completed action or proceeding by or in the right of the Company or any Subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the

Company, or of any Subsidiary of the Company by reason of any action or inaction on the part of Indemnitee while serving as a director, officer, employee or agent or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding unless the Company shall establish, in accordance with the procedures described in subsection 2(c) of this Agreement, that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders. Notwithstanding the forgoing no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally judicially determined (and all rights to appeal such judicial determination have lapsed or been exhausted) to be liable to the Company in the performance of Indemnitee’s duty to the Company or any Subsidiary of the Company unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses or such amounts paid in settlement and then only to the extent the court shall determine.

2.	EXPENSES AND INDEMNIFICATION PROCEDURE.

	(a)	ADVANCEMENT OF EXPENSES. The Company shall advance all reasonable expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in subsections 1(a) or 1(b) of this Agreement. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it is finally judicially determined (as to which judicial determination all rights to appeal have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written request therefore by Indemnitee to the Company.

	(b)	NOTICE/COOPERATION BY INDEMNITEE. Indemnitee shall, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)	PROCEDURE. Any indemnification provided for in Section 1 of this Agreement shall be made no later than thirty-five (35) days after the resolution (by judgment, settlement, dismissal or otherwise) of the claim for which indemnification is sought. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or By-laws providing for indemnification is not paid in full by the Company within such period, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action and or expenses related to enforcing rights of the Company or of the Indemnitee against any directors and officers or other insurance policy underwriting such risk. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to subsection 2 (a) of this Agreement unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or it shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)	NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to subsection 2(b) of this Agreement, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)	RELATIONSHIP TO OTHER SOURCES. Indemnitee shall not be required to exercise any rights against any other parties (for example, under any insurance policy purchased by the Company, Indemnitee or any other person or entity) before Indemnitee enforces this agreement. However, to the extent the Company actually indemnifies Indemnitee or advances expenses, the Company shall be entitled to enforce any such rights which Indemnitee may have against third parties. Indemnitee shall assist the Company in enforcing those rights if the Company pays Indemnitee’s reasonable costs and expenses of doing so.

(f)	SELECTION OF COUNSEL. In the event the Company shall be obligated under subsection 2(a) of this Agreement to pay the expenses of any action or proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, except that if (A) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (B) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

3.	ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

	(a)	SCOPE. Notwithstanding any other provision of this Agreement, the Company hereby agrees to and does indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s By-Laws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its or a Subsidiary’s board of directors or an officer, such changes shall be, IPSO FACTO, within the purview of Indemnitee’s rights and the Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its or a Subsidiary’s Board of Directors or an Officer, such changes, to the extent not otherwise required by such law, stature or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

	(b)	NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its By-Laws, any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to action or inaction in Indemnitee’s official capacity and as to action or inaction in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any legal action or other covered proceeding is commenced.

4.	PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

5.	MUTUAL ACKNOWLEDGEMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement of otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

6.	DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a Subsidiary or parent of the Company.

7.	SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8.	EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

	(a)	EXCLUDED ACTS. To indemnify Indemnitee for any acts or omissions or transactions from which a director, officer, employee or agent may not be relieved of liability under applicable law.

	(b)	CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 of the California General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit. Notwithstanding the forgoing, in the event of a Change in Control other than a Change in Control approved by a majority of the board of directors of the Company who were directors immediately prior to such Change in Control, the decision of the Company regarding approval shall be made by independent counsel selected by Indemnitee and approved by the Company which approval shall not be unreasonably withheld.

	(c)	LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines (and all rights to appeal with respect to such determination have lapsed or been fully exhausted) that the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

	(d)	INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company; or

	(e)	CLAIMS UNDER SECTION 16 (b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16 (b) of the Securities Exchange Act of 1934,

9.	EFFECTIVENESS OF AGREEMENT; TERM.

	(a)	This Agreement shall be effective as of the date set forth on the first page and shall apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company or any Subsidiary, or was serving at the request of the Company or any Subsidiary as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

	(b)	The Company’s obligations under this Agreement shall continuously, irrevocably and perpetually cover Indemnitee’s acts and omissions that occur or are alleged to have occurred during the period in which Indemnitee served as a director, officer, employee or agent of Company or of a subsidiary of Company.

	(c)	This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, expressly to assume by written agreement in form and substance satisfactory to Indemnitee, and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

10.	CONSTRUCTION OF CERTAIN PHRASES.

	(a)	For the purposes of this Agreement, the term “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)	For purposes of this Agreement, the term “Subsidiary” shall include a corporation, company or other entity.

(i) 50% or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

(ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but 50% or more of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, or one or more Subsidiaries.

(c)	For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(d)	For purposes of this Agreement, “Change in Control” shall mean (i) The consummation of a consolidation or merger of the Company in which the Company is not the surviving entity, or pursuant to which the shares of the Company’s common voting equity are to be converted to cash, securities or other property, other than any such merger or consolidation in which the shareholders of the Company prior to such merger or consolidation own at least 50% of the voting equity of the successor entity following such merger or consolidation. A consolidation or merger with a corporation which was a wholly-owned direct or indirect subsidiary of the Company immediately before the consolidation or merger is not a Change in Control; or (ii) the sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the Company’s assets, other than a sale or exchange in which the acquiring party is an affiliate of the Company in which at least 51% of the voting equity is held (directly or indirectly) by the shareholders of the Company; or (iii) the complete liquidation or dissolution of the Company; or (iv) any person, as that term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, a direct or indirect wholly owned Subsidiary of the Company or any other company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s common voting equity), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly of 50% or more of the Company’s (or a successor’s) then outstanding common voting equity.”

11.	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.	SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

13.	ATTORNEYS’ FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

14.	NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the fifth business day after the date postmarked, or (iii) if sent by confirmed telex or facsimile, on the date sent. Notices shall be addressed as follows;

(a) if to the Company:

Pac-West Telecomm, Inc.
1776 W. March Lane, Suite 250
Stockton, California 95207
Telephone: (209) 926-3460
Facsimile: (209) 926.4444
Attention: CEO

(b) if to Indemnitee, to the address of Indemnitee set forth under Indemnitee’s signature below;

or to such other address or attention of such other person as any party shall advise the other parties in writing.

15.	CONSENT TO JURISDICTION; CHOICE OF VENUE. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of California and the federal courts within the State for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the United States District Court for the Northern District of California and any California State court within that District.

16.	CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND ITS PROVISIONS CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO CONTRACTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.
     This Amended and Restated Indemnification Agreement is made and entered into as of November 2, 2006, and supercedes in their entirely all prior indemnification agreements between the parties with respect to the subject matter hereof.

PAC-WEST TELECOMM, INC.		INDEMNITEE

By:

Henry Carabelli, CEO

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